Exhibit 99.1

	Company Contact:	Michael Umana
Saucony, Inc.
Chief Financial Officer,
Chief Operating Officer/Treasurer
(978) 532-9000
(800) 625-8080

For Immediate Release

	Investor Relations:	Chad A. Jacobs/Brendon Frey
Integrated Corporate Relations
(203) 682-8200
cjacobs@icrinc.com

Saucony Shareholders Approve Acquisition by The Stride Rite Corporation

PEABODY, MA – September 16, 2005 – Saucony, Inc. (NASDAQ: SCNYA and SCNYB) announced today that Saucony shareholders voted overwhelmingly to adopt the merger agreement under which The Stride Rite Corporation (NYSE: SRR) will acquire Saucony. At the Special Meeting of Shareholders held today, approximately 86% of the Company’s Class A Common Stock and approximately 82% of the Company’s Class A Common Stock and Class B Common Stock, voting together as a single class, held of record and entitled to vote at the meeting approved the merger agreement. The transaction is expected to close later today.

“We are delighted that Saucony shareholders recognized the value and logic of our combination with Stride Rite,” said John Fisher, Saucony’s President and Chief Executive Officer. “By becoming part of Stride Rite, we will be able to expand Saucony’s market presence and accelerate the growth of our business, elevating the Saucony brand to the next level.”

Saucony and Stride Rite entered into a definitive agreement on June 2, 2005, under which Stride Rite agreed to pay $23 in cash for each outstanding share of Saucony Class A and Class B common stock, or approximately $172 million in aggregate value.

Chestnut Securities, Inc. and Wilmer Cutler Pickering Hale and Dorr LLP served as financial advisor and legal counsel, respectively, in connection with the transaction.

About Saucony

Saucony designs, develops and markets performance-oriented athletic footwear, athletic apparel and casual leather footwear. Its principal products are:

—	technical running, walking, cross-training and outdoor trail shoes and athletic apparel, which the Company sells under the Saucony brand name;

—	technical running shoe models from the early 1980s, which the Company reintroduced in 1998 as Saucony “Originals”, its classic footwear line;

—	athletic apparel, which the Company sells under the Hind brand name; and

—	shoes for coaches and officials, cleated football and multi-purpose footwear and casual leather walking and workplace footwear, which the Company sells under the Spot-bilt brand name.

Saucony’s products are sold in the United States at more than 5,500 retail locations and at its 21 factory outlet stores. Outside the United States the Company’s products are sold in 53 countries through 24 independent distributors located throughout the world and through the Company’s subsidiaries located in Canada, The Netherlands and the United Kingdom and at the Company’s two factory outlet stores in Canada. For more information, visit www.saucony.com .

Saucony(R), GRID(R), Hind(R), Spot-bilt(R), and Hyde(R) are registered trademarks of Saucony, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor For Forward-Looking Statements

Statements herein contain forward-looking statements regarding the proposed transaction between Stride Rite and Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Stride Rite’s or the Company managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction; the ability of Stride Rite to successfully integrate the Company’s operations and employees; intense competition among designers, marketers, distributors and sellers of footwear; changes in consumer fashion trends that may shift to footwear styling not currently included in the Company’s product lines; the loss of significant suppliers or customers, such as department stores and specialty retailers; the consolidation or restructuring of such customers, including large chain and department stores, which may result in unexpected store closings; difficulties in implementing, operating and maintaining complex information systems and controls, including, without limitation, the systems related to retail stores, systems related to demand and supply planning and inventory control; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent Quarterly Report on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof.